Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

October 7, 2020

Jefferies Group LLC

520 Madison Avenue

New York, NY 10022

Jefferies Group Capital Finance Inc.

520 Madison Avenue

New York, NY 10022

Re: Jefferies Group LLC

Ladies and Gentlemen:

We refer to the registration statement on Form S-3, File Nos. 333-229494 and 333-229494-01 (the “Registration Statement”), filed by Jefferies Group LLC, a Delaware limited liability company (the “Company”), and Jefferies Group Capital Finance Inc., a Delaware corporation (the “Co-Issuer,” and each of the Company and the Co-Issuer, an “Issuer” and, collectively, the “Issuers”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act. Pursuant to the Registration Statement, the Issuers are issuing $500,000,000 aggregate principal amount of their 2.75% Senior Notes due 2032 (the “Securities”). The Securities are being issued under an indenture, dated as of May 26, 2016 (the “Indenture”), between the Issuers and The Bank of New York Mellon, as trustee (the “Trustee”). The Securities are to be issued and sold by the Issuers pursuant to a purchase agreement dated September 30, 2020 (the “Purchase Agreement”) between the Issuers and the Underwriters named therein.

We have examined the Registration Statement, the Indenture, the Purchase Agreement, the Securities in global form and the resolutions adopted by the board of directors of each Issuer relating to the Registration Statement, the Indenture and the issuance of the Securities. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Issuers and other documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Jefferies Group LLC

Jefferies Group Capital Finance Inc.

October 7, 2020

relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Issuers.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the Securities will constitute valid and binding obligations of each Issuer when the Securities are duly executed by duly authorized officers of each Issuer and duly authenticated by the Trustee, all in accordance with the provisions of the Indenture, and delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the Purchase Agreement.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally, and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

This opinion letter is limited to the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the laws of the State of New York (excluding the securities laws of the State of New York), each as in effect on the date hereof. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP